Exhibit 99.2

SHANDONG CONFUCIAN BIOLOGICS CO., LTD

financial statements

AS OF And For the periodS

ended JUNE 30, 2016 and 2015

* * *

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

TABLE OF CONTENTS

JUNE 30, 2016 and 2015

PAGE NO.

i. financial statements (Unaudited):

Balance Sheets (Unaudited)	3

Statements of Operations and Comprehensive Losses (Unaudited)	4

Statements of Cash Flows (Unaudited)	5

ii. Notes to The unaudited financial statements	6 - 13

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

balance sheets

	June 30, 2016 (Unaudited)	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$47,842	$21,747
Accounts receivable, net	6,939	3,521
Other receivable	154,070	90,841
Prepaid expense	65,435	195,101
Inventories, net	136,564	118,900
Total current assets	410,850	430,110

Property, plant, and equipment, net	2,722,978	2,404,650

Intangible assets, net	733,879	760,819

Total assets	$3,867,707	$3,595,579

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accounts payable	$343,908	$15,055
Payroll & payroll taxes payable	18,772	8,389
Customer deposits	21,180	62,368
Taxes payable	41,531	35,574
Other payable	149,265	92,661
Other payable-related party	2,611,994	1,353,321
Short term loan	–	1,080,614
Total current liabilities	3,186,650	2,647,982

Total liabilities	3,186,650	2,647,982

Owners' equity
Owners’ capital	1,641,805	1,641,805
Accumulated other comprehensive loss	(79,375)	(59,516)
Accumulated deficit	(881,373)	(634,692)
Total owners' equity	681,057	947,597

Total liabilities and owners' equity	$3,867,707	$3,595,579

The accompanying notes are integral part of these financial statements

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

statements of Operations and comprehensive losses

(UNAUDITED)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2016	2015	2016	2015
Sales revenue	$144,316	$–	$306,077	$–

Cost of goods sold	133,014	–	249,445	–

Gross profit	11,302	–	56,632	–

Operating expenses
Selling expenses	3,357	–	8,689	7,634
General & administrative expenses	105,994	15,953	259,628	157,891
Total operating expenses	109,351	15,953	268,317	165,525

(Loss) from operation	(98,049)	(15,953)	(211,685)	(165,525)

Other income (expenses)
Other income	7,730	13,543	15,376	13,616
Other expenses	(169)	–	(168)	(7)
Interest expense, net	(27,889)	(24,831)	(50,204)	(61,332)
Total other expenses	(20,328)	(11,288)	(34,996)	(47,723)

(Loss) before income taxes	(118,377)	(27,241)	(246,681)	(213,248)
Provision for income taxes	–	–	–	–

Net (Loss)	$(118,377)	$(27,241)	$(246,681)	$(213,248)

Other Comprehensive Income(Loss)
Foreign currency translation gain (loss)	(23,486)	(54)	(19,859)	2,030

Net comprehensive loss	$(141,863)	$(27,295)	$(266,540)	$(211,218)

The accompanying notes are integral part of these financial statements

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

statements of cash flows

(unaudited)

	For the Six Months Ended June 30
	2016	2015
Operating activities
Net (Loss)	$(246,681)	$(213,248)
Adjustment to reconcile net (loss) to net cash provided (used) by operating activities:
Depreciation	102,547	41,828
Amortization	7,826	15,074
Changes in operating assets and liabilities:
Accounts receivable - trade	(3,568)	–
Other receivable	(66,637)	(69,605)
Prepaid expenses	126,844	(1,204,346)
Inventory	(21,021)	(77,994)
Accounts payable	334,812	11,447
Payroll and payroll tax payable	10,775	–
Customer deposit	(40,282)	43,517
Tax payable	6,973	15,308
Other payable-Related party	237,444	1,461,968
Other payable	66,186	37,879
Cash used in operating activities	515,218	61,828

Cash flow used in investing activities:
Purchase of property and equipment	(488,122)	(140,270)
Cash (used) by investing activities	(488,122)	(140,270)

Cash flow provided (used) by financing activities:
Cash received from related party	1,071,127	–
Repayment of loan	(1,071,127)	–
Cash (used) by financing activities	–	–

Effects of foreign currency translation	(1,001)	485

Net increase (decreases) in cash	26,905	(77,957)
Cash at beginning of year	21,747	140,317
Cash at end of year	$47,842	$62,360

Cash paid during the year for
Income taxes	-	-
Interest	$45,974	$61,185

The accompanying notes are integral part of these financial statements

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

NOTE 1 - ORGANIZATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations – ShanDong Confucian Biologics Co., LTD. (the “Company”), was founded under the laws of the People's Republic of China on October 31, 2012. The Company is located in Food Industrial Park inside the economic development Zone of JinXian County, Jining City in the province of Shan Dong in China. The Company is a limited liability company.

The company possesses manufacturing permits for food product, hygienic products, sanitary products, and health products. The Company's main business scope include technology study and transfer of Chondroitin and Garlic Oil; trading, cold storage, and pretreating of Garlic, fruit, and vegetables products; trading of Chemical products (excluding hazardous chemicals) ; Import and export of goods and technology (excluding those restricted by government); the manufacturing and sale of health products including powder, granules, tablets, hard capsule, soft capsule products.

Basis of Accounting and Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Reminbi ("RMB"), however, all financial statements and notes to the financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Use of Estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimate and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents.

Accounts Receivable - The Company extends credit to its customers. Accounts receivable was recorded at the contract amount after deduction of trade discounts and, allowances, if any, and do not bear interest. The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses from accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

As of June 30, 2016 and December 31, 2015, accounts receivable was $6,939 and $3,521, respectively. The Company believes that its accounts receivable are fully collectable and determined that an allowance for doubtful accounts was not necessary.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers.

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

Inventories - Inventory is valued at the lower of cost or market. Cost is determined using standard costs, which approximates the first-in, first-out method.

Inventory, comprised principally of finished goods, raw material and packaging material, are valued at the lower of cost or market. The value of inventory is determined using average cost method.

	June 30, 2016	December 31, 2015
Finished goods	$46,724	$353
Raw material	54,330	79,282
Work in process	15,364	–
Packaging material	20,117	33,859
Supplies	29	5,406
Total	$136,564	$118,900

The Company periodically estimates an inventory allowance for estimated unmarketable inventories when necessary. Inventory amounts are reported net of such allowances, if any. There were no allowances for inventory as of June 30, 2016 and December 31, 2015.

Property, Plant and Equipment – Property, plant, and equipment are stated at cost less accumulated depreciation. The costs of a constructed asset are accumulated in the account Construction-in-Progress until the asset is placed into service. When the asset is completed and placed into service, the account Construction-in-Progress will be credited for the accumulated costs of the asset and will be debited to the appropriate Property, Plant and Equipment account. Depreciation begins after the asset has been placed into service.

Expenditures for maintenance and repairs are charged to operations; major expenditures for renewals and betterments are capitalized. Assets that are still kept in service after reaching the end of their estimated useful lives are depreciated over the estimated useful life of their residual value. Gain or loss on disposal of property, plant, and equipment is recognized as non-operating income or expenses.

Depreciation is computed by applying the following methods and estimated lives:

Category	Estimated Life	Method

Manufacturing equipment	10	Straight Line
Office equipment	5	Straight Line
Buildings	20	Straight Line

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

Intangible Assets - Land use rights represent the exclusive right to occupy and use a piece of land in the PRC during the contractual term of the land use right. Land use rights are carried at cost and charged to expense on a straight-line basis over the respective periods of the rights of 50 years or the remaining period of the rights upon acquisition.

Revenue Recognition - The Company recognizes product revenue in accordance with ASC 605. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price paid by the customer is fixed or determinable and (iv) collection of the resulting account receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and terms and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

Cost of goods sold- Cost of goods sold includes cost of inventory sold during the period, net of discounts and inventory allowances, freight and shipping costs, warranty and rework costs, and sales tax.

Impairment of Long-Live Assets – The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets. There are no impairment of our long-lived assets in 2016 and 2015.

Income Taxes – The Company adopts FASB ASC Topic 740, "Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In accordance with ASC Topic 740-10, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB ASC Topic 740”  ,  which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

The Company has made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by ASC 740-10 and has not recognized any material uncertain tax positions.

In addition, companies in the PRC are required to pay an Enterprise Income Tax at 25%.

Employee Benefit Costs - The Company contributes to a defined contribution retirement plan organized by the municipal government in the province in which the Company’s subsidiary is registered. The Company contributes for qualified employees that are eligible to participate in the plan. Contributions to the plan are calculated at 26% of the employees’ salaries above a fixed threshold amount; employees contribute 8% and the Company’s subsidiary contributes the balance of 18%. The Chinese government is responsible for the benefit liability to retired employees. The Company has no other material obligation for the payment of retirement beyond the annual contribution.

Foreign Currency Translation - The Company's functional currency is the Chinese Renminbi (RMB). The reporting currency is that of the US Dollar. Assets, liabilities and owners’ contribution are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The RMB is not freely convertible into foreign currency and all foreign currency exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollar at the rates used in translation.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

June 30, 2016
Balance sheet	RMB 6.55 to US $1.00
Statement of operation and other comprehensive income-six-month period	RMB 6.54 to US $1.00
Statement of operation and other comprehensive income-three-month period	RMB 6.53 to US $1.00

December 31, 2015
Balance sheet	RMB 6.49 to US $1.00

June 30, 2015

Statement of operation and other comprehensive income-six-month period	RMB 6.17 to US $1.00
Statement of operation and other comprehensive income-three-month period	RMB 6.20 to US $1.00

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

Fair Value of Financial Instruments – FASB ASC 820, “Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs— Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs— Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs— Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash and cash equivalents, accounts receivable, inventories, prepaid expenses, advances from customers, accounts payable, taxes payable, accrued liabilities and other payables, and loan from bank, approximated their fair values due to the short maturity of these financial instruments. There were no changes in methods or assumptions during the periods presented.

NOte 2 - going concern

The Company sustained operating losses of $246,681 and $213,248 during the six months ended June 30, 2016 and 2015. The Company has accumulated deficit of $881,373 and $634,692 as of June 30, 2016 and December 31, 2015, respectively. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

NOte 3 - concentration of credit risk

We maintain our cash balance in several banks in China. These accounts are not insured and we believe are exposed to credit risk on cash. The cash balance in China as of June 30, 2016 and December 31, 2015 are $2,701 and $21,747 respectively.

NOTe 4 - other receivable

Total other receivable consists of balance of VAT receivable of $154,070 and $90,841 as of June 31, 2016 and December 31, 2015, respectively.

NOTe 5 - prepaid expenses

Prepaid expenses were comprised of the following:

	June 30, 2016	December 31, 2015
Prepaid property and equipment	$20,692	$183,018
Inventory	35,902	1,275
Utilities	8,797	9,025
Other	44	1,783
Total	$65,435	$195,101

Note 6 - property, plant and equipment

Property, plant and equipment as of as of June 30, 2016 and December 31, 2015 are summarized as following:

	June 30, 2016	December 31, 2015
Buildings	$1,817, 555	$1,864,722
Vehicles	11,662	11,964
Manufacturing equipment	1,035,359	569,780
Office equipment	75,620	77,583
Property, plant, and equipment - total	2,940,196	2,524,049
Less: accumulated depreciation	(217,218)	(119,399)
Fixed assets, net	$2,272,978	$2,404,650

For the six month ended June 30, 2016 and 2015, depreciation expense was $102,547 and $41,828 respectively.

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

note 7 - intangible assets -net

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right" after a purchase price for such "land use right" is paid to the government. The "land use right" allows the holder to use the land for 50 years and enjoys all the incidents of ownership of the land. As of June 30, 2016 and December 31, 2015, the land use rights net of amortization was $733,879 and $760,819, respectively. The use term was 50 years. For the six month ended June 30, 2016 and 2015, amortization expense was $7,826 and $15,074 respectively.

note 8 - short term loan

The Company entered into a short term loan agreement with rural credit cooperative of ShanDong. The maximum loan amount is $1,543,734 and the balance was $0 and $1,080,614 as of June 30, 2016 and December 31, 2015, respectively. The term of the loan is from August 6, 2015 and expired at August 5, 2016. The Company paid off the loan using the fund borrowed from related party-Shandong Yibao Biologics Co., LTD during the period ended June 30, 2016. The interest rate is fixed at 8.245%, interest is calculated from the day the loan is used and due on a monthly basis. The loan is guaranteed by owner and collateralized with land use rights and 3 manufacturing buildings owned by the Company.

note 9 - OWNERS’ CAPITAL

The Company’s registered capital was $1,641,805, consisting owners’ initial contribution of cash at $661,877 and carrying value of the building at $979,928 as of June 30, 2016 and December 31, 2015.

note 10 - related party transactions

Name of related party	Relationship with the Company
Wenxiu Song	Owner since 2013
Hengchun Zhang	Owner since 2016
Qinbao Kong	Xiuhua Song's spouse
Xiuhua Song	Qinbao Kong's spouse
ShanDong Yibao Biologics Co., LTD	Affiliated company with common parent

The Company is still in start-up stage, to sustain the Company’s operating, construct manufacturing building and purchase equipment, current and previous owners along with its affiliated company need loan the Company money through their own account. On June 2016, Shandong Yibao Biologics Co., LTD loaned the company money to pay off the short-term loan. The Company has the following payables to related parties:

	June 30, 2016	December 31, 2015
To ShanDong Yibao Biologics Co., LTD	$1,330,975	$218,672
To Xiuhua Song	1,120,996	995,713
To Wenxiu Song	–	138,936
To Hengchun Zhang	153,888	–
To Qinbao Kong	6,135	–
	$2,611,994	$1,353,321

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SHANDONG CONFUCIAN BIOLOGICS CO., LTD

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016 and 2015

NOTE 11 - MAJOR SUPPLIERS AND CUSTOMERS

The Company purchases the majority of its inventory and packaging supplies from four suppliers which accounted for 22.51%, 12.90%, 12.49%, and 10.58% of our total purchases in six-month period ended June 30, 2016.

The Company had one major customer for the six-month period ended June 30, 2016: Ping Xiang Import and Export Company accounted for 86.56% of revenue for the six-month period ended June 30, 2016.

The Company had not been in operation during the six-month period ended June 30, 2015.

note 12 - subsequent event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 2, 2016, the date the financial statements were issued. There were no subsequent events that required disclosure beyond what is disclosed in this report.

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